Exhibit 10.1

SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of this 8th day of August 2013, by and between Mattersight Corporation, a Delaware Corporation (“Mattersight”) and David R. Gustafson, a resident of the State of Illinois (the “Employee”).

A. Mattersight and Employee are parties to that certain Executive Employment Agreement, dated as of May 23, 2012 (the “Agreement”), setting forth the terms and conditions of Employee’s employment with Mattersight.

B. The Agreement was amended by the First Amendment to Executive Employment Agreement dated July 2, 2013 (the “First Amendment”), to document employee’s promotion to Executive Vice President of Products and Marketing and to modify Employee’s base salary and target bonus in connection therewith.

C. The parties desire to further amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

2. Section 2(b)(iii), Severance Benefits, is hereby deleted in its entirety and replaced with the following:

“(iii) Severance Benefits. In the event that Employee’s employment is terminated without Cause by the Company or is terminated by Employee with Good Reason, Employee shall receive the following as his sole and exclusive severance benefits (collectively, the “Severance Benefits”):

(1) Severance Pay. Employee will receive a lump sum payment, within seven (7) days following the effective date of termination, equal to twelve (12) months of his then-current base salary, less standard payroll deductions and withholdings.

(2) Severance Bonus. Employee will be paid a bonus, within seven (7) days following the effective date of termination, equal to 100% of the average of (A) the annual bonus he was paid for the year immediately preceding the termination and (B) his Target Bonus under the Company’s then-current bonus plan, if any, less standard payroll deductions and withholdings.

(3) Severance Health Premium Reimbursements. If Employee timely elects to continue his Company-provided group health insurance coverage pursuant to the federal COBRA law, the Company will reimburse Employee for the cost of such COBRA premiums to continue health insurance coverage at the same level of coverage for Employee and his dependents (if applicable) in effect as of the termination date, through the end of twelve (12) months or until such time as Employee qualifies for health insurance benefits through a new employer, whichever occurs first. Employee shall notify the Company in writing of such new employment not later than five (5) business days after securing it.

(4) Severance Vesting. The vesting of all restricted stock or stock option or other equity grants that Employee has previously received or may in the future receive from the Company, shall be accelerated so that, as of the date of the termination, such restricted stock and stock option grants shall vest as to the number of shares that would have vested had Employee provided an additional twelve (12) months of continuous service to the Company; provided, however, that if Employee is terminated without Cause within six (6) months following a Change in Control (as defined in Section 6.8(b) of the Company’s 1999 Stock Incentive Plan), Employee terminates his employment for Good Reason within six (6) months following a Change in Control, or Employee terminates his employment for the Good Reason described in clause (E) of Section 2(b)(ii), then such restricted stock and stock option grants shall vest as to the number of shares that would have vested had Employee provided an additional twenty-four (24) months of continuous service to the Company.”

3. Under the First Amendment, Employee’s Target Bonus was increased to $275,000. The Company agrees that, for the bonus payable in 2014 with respect to 2013 performance, Employee shall be paid his full Target Bonus of $275,000, less standard payroll deductions and withholding as are applicable to similarly situated employees (the “2013 Bonus”), irrespective of Employee’s and/or the Company’s achievement of the established Bonus Objectives for 2013.

4. The Agreement shall remain unmodified other than as expressly set forth herein and, as so modified, shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, Employee and the duly authorized officer of Mattersight have executed this Amendment as of the date set forth above.

Mattersight Corporation (“Company”)		David R. Gustafson (“Employee”)

By:	/s/ Mark Iserloth	/s/ David R. Gustafson
Title:	Vice President and Chief Financial Officer